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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2005

                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                  ---------               ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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3.03   Material Modification to Rights of Security Holders; and
5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On October 31, 2005, in a Special Shareholders' Meeting, our shareholders voted to reduce the number of our authorized common shares from 500 million to 100 million. Shareholders also voted to authorize a 40 into 1 reverse split of issued common shares and a 3 into 1 reverse split of our outstanding preferred shares. This reduced the number of our outstanding common shares from 479,737,593 (as of the Special Shareholders' Meeting date) to 11,993,439 shares and our outstanding preferred shares to 13.3 million from 39.9 million shares outstanding.

     Our Board of Directors further changed the attributes of our preferred shares in a Resolution dated October 11, 2005. This resolution was contingent upon shareholders voting to reduce the number of authorized common shares and authorize the reverse split of common shares as aforesaid and became effective upon shareholders authorizing these actions in the Special Shareholders' Meeting on October 31, 2005.

     Previously, Article Three, section 3.1(b) authorized a total of forty million preferred shares. Article Three, section 3.4 authorized three million shares of Series A convertible preferred shares.

     Per the resolution of October 11, 2005, all the remaining authorized preferred shares, totaling thirty-seven million shares, became Series A preferred shares. Another words, all authorized preferred shares of the company are now designated as Series A Convertible Preferred Stock ("Series A shares"). Furthermore, the issuance of all company preferred stock to date was designated as the issuance of Series A Convertible Preferred Stock. Series A shares are now convertible to company common shares on a one-Series A-share to one-common-share basis (and not on a one-Series A-share to ten-common-shares basis). Series A shares now have one vote per share (and not 15 votes per share). This Resolution was also approved by our 2 existing preferred shareholders.

     Our Amended and Restated Articles of Incorporation, included herein as an Exhibit, are on file with the Secretary of State of Georgia.

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 5, 2006, our Board of Directors approved a resolution removing Zinovy Lekht, MD, from the Board. This was done because Dr. Lekht did not have enough time to devote to his duties as director.

     The resolution (2006.1) is included herewith as an Exhibit.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2006            Ingen Technologies, Inc.



                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman



TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


      EXHIBIT NO.             DESCRIPTION


         3.1 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about December 28, 2005

         5.1 Resolution 2006.1 of the Ingen Technologies, Inc. Board of Directors, dated January 5, 2006